EXHIBIT 99.1

IBM REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS

Continued Strong Growth in Strategic Imperatives Led by IBM Cloud

Highlights

•            Diluted EPS from continuing operations: GAAP of $4.73; Operating (non-GAAP) of $5.01

•            Revenue from continuing operations of $21.8 billion

•            Strategic imperatives revenue for full-year 2016 of $32.8 billion up 13 percent (up 14 percent adjusting for currency) represents 41 percent of IBM revenue

•            Cloud revenue of $13.7 billion for full-year 2016, up 35 percent

—Cloud as-a-service annual exit run rate of $8.6 billion at year end, up 61 percent year to year (up 63 percent adjusting for currency)

•            2017 EPS Expectations: GAAP of at least $11.95; Operating (non-GAAP) of at least $13.80

ARMONK, N.Y., January 19, 2017 . . . IBM (NYSE: IBM) today announced fourth-quarter and full-year 2016 earnings results.

“In 2016, our strategic imperatives grew to represent more than 40 percent of our total revenue and we have established ourselves as the industry’s leading cognitive solutions and cloud platform company,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “IBM Watson is the world’s leading AI platform for business, and emerging solutions such as IBM Blockchain are enabling new levels of trust in transactions of every kind.  More and more clients are choosing the IBM Cloud because of its differentiated capabilities, which are helping to transform industries, such as financial services, airlines and retail.”

	FOURTH QUARTER 2016
				Gross Profit
	Diluted EPS	Net Income		Margin

GAAP from Continuing Operations	$4.73	$4.5	B	50.0%
Year/Year	3%	1%		-1.7	Pts
Operating (Non-GAAP)	$5.01	$4.8	B	51.0%
Year/Year	4%	1%		-1.8	Pts

			Strategic
REVENUE	Total IBM		Imperatives		Cloud

As reported (US$)	$21.8	B	$9.5	B	$4.2	B

Year/Year	-1%		11%		33%
Year/Year adjusting for currency	-1%		12%		33%

“In 2016, we again made substantial capital investments, increased our R&D spending and acquired 15 companies -— a total of more than $15 billion across these elements. The acquisitions further strengthened our capabilities in analytics, security, cognitive and cloud, while expanding our level of industry expertise with additions such as Truven Health Analytics and Promontory Financial Group,” said Martin Schroeter, IBM senior vice president and chief financial officer.  “At the same time, we returned almost $9 billion to shareholders through dividends and gross share repurchases.”

Strategic Imperatives

Fourth-quarter cloud revenues increased 33 percent.  The annual exit run rate for cloud as-a-service revenue increased to $8.6 billion from $5.3 billion at year-end 2015.  Revenues from analytics increased 9 percent.  Revenues from mobile increased 16 percent (up 17 percent adjusting for currency) and revenues from security increased 7 percent (up 8 percent adjusting for currency).

For the full year, revenues from strategic imperatives increased 13 percent (up 14 percent adjusting for currency).  Cloud revenues increased 35 percent to $13.7 billion.  The annual exit run rate for cloud as-a-service revenue increased 61 percent (up 63 percent adjusting for currency) year to year.  Revenues from analytics increased 9 percent.  Revenues from mobile increased 34 percent (up 35 percent adjusting for currency) and from security increased 13 percent (up 14 percent adjusting for currency).

Full-Year 2017 Expectations

The company expects operating (non-GAAP) diluted earnings per share of at least $13.80 and GAAP diluted earnings per share of at least $11.95.  Operating (non-GAAP) diluted earnings per share exclude $1.85 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.  IBM expects a free cash flow realization rate in excess of 90 percent of GAAP net income.

Cash Flow and Balance Sheet

In the fourth quarter, the company generated net cash from operating activities of $3.2 billion; or $5.6 billion excluding Global Financing receivables. IBM’s free cash flow was $4.7 billion.  IBM returned $1.3 billion in dividends and $0.9 billion of gross share repurchases to shareholders.  At the end of December 2016, IBM had $5.1 billion remaining in the current share repurchase authorization.

The company generated full-year free cash flow of $11.6 billion, excluding Global Financing receivables.  The company returned $8.8 billion to shareholders through $5.3 billion in dividends and $3.5 billion of gross share repurchases.

IBM ended the fourth-quarter 2016 with $8.5 billion of cash on hand.  Debt, including Global Financing debt of $27.9 billion, totaled $42.2 billion.  Core (non-Global Financing) debt totaled $14.3 billion.  The balance sheet remains strong and is well positioned to support the business over the long term.

Segment Results for Fourth Quarter

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $5.3 billion, up 1.4 percent (up 2.2 percent adjusting for currency) were driven by growth in cloud, analytics and security.

•                  Global Business Services (includes consulting, global process services and application management) — revenues of $4.1 billion, down 4.1 percent (down 3.6 percent adjusting for currency).

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) — revenues of $9.3 billion, up 1.7 percent (up 2.4 percent adjusting for currency).  Growth was driven by strong hybrid cloud services, analytics and security performance.

•                  Systems (includes systems hardware and operating systems software) — revenues of $2.5 billion, down 12.5 percent (down 12.1 percent adjusting for currency).  Gross profit margins improved driven by z Systems performance.

•                  Global Financing (includes financing and used equipment sales) — revenues of $447 million, down 1.5 percent (down 2.1 percent adjusting for currency).

Full-Year 2016 Results

Diluted earnings per share from continuing operations were $12.39, down 9 percent compared to the 2015 period.  Net income from continuing operations for the twelve months ended December 31, 2016 was $11.9 billion compared with $13.4 billion in the year-ago period, a decrease of 11 percent.

Consolidated net income was $11.9 billion compared to $13.2 billion in the year-ago period.  Consolidated diluted earnings per share were $12.38 compared to $13.42, down 8 percent year to year. Revenues from continuing operations for the twelve-month period totaled $79.9 billion, a decrease of 2 percent year to year compared with $81.7 billion for the twelve months of 2015.

Operating (non-GAAP) diluted earnings per share from continuing operations were $13.59 compared with $14.92 per diluted share for the 2015 period, a decrease of 9 percent.  Operating (non-GAAP) net income from continuing operations for the twelve months ended December 31, 2016 was $13.0 billion compared with $14.7 billion in the year-ago period, a decrease of 11 percent.

	FULL YEAR 2016
				Gross Profit
	Diluted EPS	Net Income		Margin

GAAP from Continuing Operations	$12.39	$11.9	B	47.9%
Year/Year	-9%	-11%		-1.9	Pts
Operating (Non-GAAP)	$13.59	$13.0	B	48.9%
Year/Year	-9%	-11%		-1.9	Pts

			Strategic
REVENUE	Total IBM		Imperatives		Cloud
As reported (US$)	$79.9	B	$32.8	B	$13.7	B
Year/Year	-2%		13%		35%
Year/Year adjusting for currency	-2%		14%		35%

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EST, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/4q16.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015*	2016	2015*

REVENUE
Cognitive Solutions	$5,297	$5,225	$18,187	$17,841
Global Business Services	4,121	4,297	16,700	17,166
Technology Services & Cloud Platforms	9,308	9,149	35,337	35,142
Systems	2,530	2,892	7,714	9,547
Global Financing	447	454	1,692	1,840
Other	66	43	289	206
TOTAL REVENUE	21,770	22,059	79,919	81,741

GROSS PROFIT	10,893	11,407	38,294	40,684

GROSS PROFIT MARGIN
Cognitive Solutions	82.7%	85.7%	81.9%	85.1%
Global Business Services	26.9%	28.2%	27.0%	28.2%
Technology Services & Cloud Platforms	42.9%	44.3%	41.9%	42.7%
Systems	56.9%	55.8%	55.7%	55.8%
Global Financing	36.2%	39.9%	38.7%	45.6%

TOTAL GROSS PROFIT MARGIN	50.0%	51.7%	47.9%	49.8%

EXPENSE AND OTHER INCOME
S,G&A	4,976	5,157	21,069	20,430

R,D&E	1,431	1,362	5,751	5,247

Intellectual property and custom development income	(521)	(193)	(1,631)	(682)

Other (income) and expense	(136)	(146)	145	(724)

Interest expense	157	128	630	468

TOTAL EXPENSE AND OTHER INCOME	5,907	6,308	25,964	24,740

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	4,986	5,098	12,330	15,945
Pre-tax margin	22.9%	23.1%	15.4%	19.5%

Provision for / (Benefit) from income taxes	480	638	449	2,581
Effective tax rate	9.6%	12.5%	3.6%	16.2%

INCOME FROM CONTINUING OPERATIONS	$4,505	$4,460	$11,881	$13,364

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	(4)	3	(9)	(174)

NET INCOME	$4,501	$4,463	$11,872	$13,190

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$4.73	$4.59	$12.39	$13.60
Discontinued Operations	$(0.01)	$0.00	$(0.01)	$(0.18)
TOTAL	$4.72	$4.59	$12.38	$13.42

Basic
Continuing Operations	$4.75	$4.60	$12.44	$13.66
Discontinued Operations	$(0.01)	$0.00	$(0.01)	$(0.18)
TOTAL	$4.74	$4.60	$12.43	$13.48

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	952.7	972.8	958.7	982.7
Basic	948.6	969.4	955.4	978.7

* Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	December 31,	December 31,
(Dollars in Millions)	2016	2015
ASSETS:

Current Assets:
Cash and cash equivalents	$7,826	$7,686
Marketable securities	701	508
Notes and accounts receivable - trade, net	9,182	8,333
Short-term financing receivables, net	19,006	19,020
Other accounts receivable, net	1,057	1,201
Inventory	1,553	1,551
Prepaid expenses and other current assets	4,564	4,205

Total Current Assets	43,888	42,504

Property, plant and equipment, net	10,830	10,727
Long-term financing receivables, net	9,021	10,013
Prepaid pension assets	3,034	1,734
Deferred taxes	5,224	4,822
Goodwill and intangibles, net	40,887	35,508
Investments and sundry assets	4,585	5,187

Total Assets	$117,470	$110,495

LIABILITIES:

Current Liabilities:
Taxes	$3,235	$2,847
Short-term debt	7,513	6,461
Accounts payable	6,209	6,028
Deferred income	11,035	11,021
Other liabilities	8,283	7,913

Total Current Liabilities	36,275	34,269

Long-term debt	34,655	33,428
Retirement related obligations	17,070	16,504
Deferred income	3,600	3,771
Other liabilities	7,477	8,099

Total Liabilities	99,078	96,071

EQUITY:

IBM Stockholders’ Equity:
Common stock	53,935	53,262
Retained earnings	152,759	146,124
Treasury stock — at cost	(159,050)	(155,518)
Accumulated other comprehensive income/(loss)	(29,398)	(29,607)

Total IBM stockholders’ equity	18,246	14,262

Noncontrolling interests	146	162

Total Equity	18,392	14,424

Total Liabilities and Equity	$117,470	$110,495

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Millions)	2016	2015	2016	2015

Net Cash Provided by Operating Activities per GAAP:	$3,217	$5,278	$16,518	$17,008

Less: change in Global Financing (GF) Receivables	(2,429)	(1,810)	1,218	152
Capital Expenditures, Net	(925)	(1,016)	(3,726)	(3,780)

Free Cash Flow	4,721	6,072	11,574	13,075

Acquisitions	(235)	(2,529)	(5,679)	(3,349)
Divestitures	(490)	87	(454)	(401)
Dividends	(1,329)	(1,261)	(5,256)	(4,897)
Share Repurchase	(871)	(764)	(3,502)	(4,609)
Non-GF Debt	(2,048)	(898)	1,317	(128)
Other (includes GF Receivables and GF Debt)	(1,189)	(2,080)	2,333	28

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(1,441)	$(1,373)	$332	$(282)

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Millions)	2016	2015	2016	2015

Net Income from Operations	$4,501	$4,463	$11,872	$13,190
Depreciation/Amortization of Intangibles	1,127	990	4,381	3,856
Stock-based Compensation	141	99	544	468
Working Capital / Other	(124)	1,514	(1,497)	(729)
Global Financing A/R	(2,429)	(1,810)	1,218	152
Loss on Microelectronics Business Disposal	0	23	0	71
Net Cash Provided by Operating Activities	$3,217	$5,278	$16,518	$17,008
Capital Expenditures, net of payments & proceeds	(925)	(1,016)	(3,726)	(3,780)
Divestitures, net of cash transferred	(490)	87	(454)	(401)
Acquisitions, net of cash acquired	(235)	(2,529)	(5,679)	(3,349)
Marketable Securities / Other Investments, net	(1,286)	(1,987)	(676)	(629)
Net Cash Used in Investing Activities	$(2,936)	$(5,445)	$(10,536)	$(8,159)
Debt, net of payments & proceeds	875	626	2,763	19
Dividends	(1,329)	(1,261)	(5,256)	(4,897)
Common Stock Repurchases	(871)	(764)	(3,502)	(4,609)
Common Stock Transactions - Other	37	50	204	322
Net Cash Used in Financing Activities	$(1,287)	$(1,348)	$(5,791)	$(9,166)
Effect of Exchange Rate changes on Cash	(206)	(279)	(51)	(473)
Net Change in Cash & Cash Equivalents	$(1,213)	$(1,794)	$140	$(790)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FOURTH - QUARTER 2016
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$5,297	$4,121	$9,308	$2,530	$447
Internal	701	100	214	156	462
Total Segment Revenue	$5,999	$4,221	$9,522	$2,686	$909

Pre-tax Income from Continuing Operations	2,313	522	1,882	579	448

Pre-tax margin	38.6%	12.4%	19.8%	21.6%	49.3%

Change YTY Revenue - External	1.4%	(4.1)%	1.7%	(12.5)%	(1.5)%
Change YTY Revenue - External @constant currency	2.2%	(3.6)%	2.4%	(12.1)%	(2.1)%

	FOURTH - QUARTER 2015*
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$5,225	$4,297	$9,149	$2,892	$454
Internal	520	118	198	207	763
Total Segment Revenue	$5,744	$4,415	$9,347	$3,099	$1,216

Pre-tax Income from Continuing Operations	2,296	707	1,808	674	674

Pre-tax margin	40.0%	16.0%	19.3%	21.7%	55.4%

*  Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	TWELVE - MONTHS 2016
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$18,187	$16,700	$35,337	$7,714	$1,692
Internal	2,630	409	715	750	1,802
Total Segment Revenue	$20,817	$17,109	$36,052	$8,464	$3,494

Pre-tax Income from Continuing Operations	6,352	1,732	4,707	933	1,656

Pre-tax margin	30.5%	10.1%	13.1%	11.0%	47.4%

Change YTY Revenue - External	1.9%	(2.7)%	0.6%	(19.2)%	(8.0)%
Change YTY Revenue - External @constant currency	2.7%	(2.5)%	1.4%	(18.9)%	(6.9)%

	TWELVE - MONTHS 2015*
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$17,841	$17,166	$35,142	$9,547	$1,840
Internal	2,215	499	698	778	2,637
Total Segment Revenue	$20,055	$17,664	$35,840	$10,325	$4,477

Pre-tax Income from Continuing Operations	7,245	2,602	5,669	1,722	2,364

Pre-tax margin	36.1%	14.7%	15.8%	16.7%	52.8%

*  Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FOURTH - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$10,893	$124		$78		$11,095
Gross Profit Margin	50.0%	0.6	Pts	0.4	Pts	51.0%
S,G&A	4,976	(136)		(69)		4,771
R,D&E	1,431	—		(6)		1,425
Other (Income) & Expense	(136)	0		—		(136)
Total Expense & Other (Income)	5,907	(136)		(76)		5,696
Pre-tax Income from Continuing Operations	4,986	260		154		5,399
Pre-tax Income Margin from Continuing Operations	22.9%	1.2	Pts	0.7	Pts	24.8%
Provision for Income Taxes***	480	66		77		623
Effective Tax Rate	9.6%	0.8	Pts	1.2	Pts	11.5%
Income from Continuing Operations	4,505	193		77		4,776
Income Margin from Continuing Operations	20.7%	0.9	Pts	0.4	Pts	21.9%
Diluted Earnings Per Share: Continuing Operations	$4.73	$0.20		$0.08		$5.01

	FOURTH - QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$11,407	$105		$119		$11,630
Gross Profit Margin	51.7%	0.5	Pts	0.5	Pts	52.7%
S,G&A	5,157	(95)		(88)		4,975
R,D&E	1,362	—		(12)		1,350
Other (Income) & Expense	(146)	0		—		(146)
Total Expense & Other (Income)	6,308	(95)		(100)		6,114
Pre-tax Income from Continuing Operations	5,098	199		218		5,516
Pre-tax Income Margin from Continuing Operations	23.1%	0.9	Pts	1.0	Pts	25.0%
Provision for Income Taxes***	638	89		82		809
Effective Tax Rate	12.5%	1.2	Pts	1.0	Pts	14.7%
Income from Continuing Operations	4,460	110		137		4,707
Income Margin from Continuing Operations	20.2%	0.5	Pts	0.6	Pts	21.3%
Diluted Earnings Per Share: Continuing Operations	$4.59	$0.11		$0.14		$4.84

*      Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**   Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	TWELVE - MONTHS 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$38,294	$494		$316		$39,104
Gross Profit Margin	47.9%	0.6	Pts	0.4	Pts	48.9%
S,G&A	21,069	(501)		(253)		20,315
R,D&E	5,751	—		(29)		5,722
Other (Income) & Expense	145	(7)		—		138
Total Expense & Other (Income)	25,964	(508)		(282)		25,174
Pre-tax Income from Continuing Operations	12,330	1,003		598		13,931
Pre-tax Income Margin from Continuing Operations	15.4%	1.3	Pts	0.7	Pts	17.4%
Provision for / (Benefit) from Income Taxes***	449	268		183		900
Effective Tax Rate	3.6%	1.7	Pts	1.2	Pts	6.5%
Income from Continuing Operations	11,881	735		415		13,031
Income Margin from Continuing Operations	14.9%	0.9	Pts	0.5	Pts	16.3%
Diluted Earnings Per Share: Continuing Operations	$12.39	$0.77		$0.43		$13.59

	TWELVE - MONTHS 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$40,684	$373		$469		$41,526
Gross Profit Margin	49.8%	0.5	Pts	0.6	Pts	50.8%
S,G&A	20,430	(324)		(533)		19,573
R,D&E	5,247	—		(48)		5,200
Other (Income) & Expense	(724)	(5)		—		(729)
Total Expense & Other (Income)	24,740	(330)		(581)		23,830
Pre-Tax Income from Continuing Operations	15,945	703		1,050		17,697
Pre-tax Income Margin from Continuing Operations	19.5%	0.9	Pts	1.3	Pts	21.6%
Provision for Income Taxes***	2,581	141		316		3,037
Effective Tax Rate	16.2%	0.2	Pts	0.9	Pts	17.2%
Income from Continuing Operations	13,364	562		734		14,659
Income Margin from Continuing Operations	16.3%	0.7	Pts	0.9	Pts	17.9%
Diluted Earnings Per Share: Continuing Operations	$13.60	$0.57		$0.75		$14.92

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2017
EPS Guidance	Expectations
IBM GAAP EPS	at least $11.95
IBM Operating EPS (non-GAAP)	at least $13.80

Adjustments
Acquisition related charges *	$0.75
Non-Operating Retirement-Related Items	$1.10

* Includes acquisitions through December 31, 2016